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                                                                EXHIBIT 5.01(b)
                                                                ---------------







                    [LETTERHEAD OF RICHARDS, LAYTON & FINGER]




                                January 14, 1997







Sidley & Austin
One First National Plaza
Chicago, IL  60603

     Re:  THE MILLBURN WORLD RESOURCE TRUST

Gentlemen:

     We have acted as special Delaware counsel for The Millburn World Resource Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

     (a) The Certificate of Trust of the Trust, dated June 7, 1995 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 7, 1995;

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Sidley & Austin
January 14, 1997
Page 2

     (b) The Declaration and Agreement of Trust of the Trust, dated as of June 7, 1995;

     (c) A registration statement (the "Initial Registration Statement") on Form S-1 (Registration No. 33-90756), filed by the Trust with the Securities and Exchange Commission on April 4, 1995, as amended by Amendment No. 1 to the Initial Registration Statement, filed by the Trust with the Securities and Exchange Commission on June 27, 1995 ("Amendment No. 1"), as amended by Amendment No. 2 to the Initial Registration Statement, filed by the Trust with the Securities and Exchange Commission on July 11, 1995 ("Amendment No. 2"), as amended by Post-Effective Amendment No. 1 to the Initial Registration Statement, filed by the Trust with the Securities and Exchange Commission on March 1, 1996 ("Amendment No. 3"), as amended by Post-Effective Amendment No. 2 to the Initial Registration Statement, filed by the Trust with the Securities and Exchange Commission on March 22, 1996 ("Amendment No. 4"), as amended by Post-Effective Amendment No. 3 to the Initial Registration Statement, filed by the Trust with the Securities and Exchange Commission on April 24, 1996 ("Amendment No. 5"), and as amended by Post-Effective Amendment No. 4 to the Initial Registration Statement, filed by the Trust with the Securities and Exchange Commission on or about January 14, 1997 ("Amendment No. 6"), including a related prospectus (the "Prospectus") (the Initial Registration Statement as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6 is hereinafter referred to as the "Registration Statement");

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Sidley & Austin
January 14, 1997
Page 3

     (d) The Second Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the "Agreement"), dated as of May 1, 1996, attached to the Prospectus as Exhibit "A";

     (e) A form of Subscription Agreement and Power of Attorney, including a Subscription Agreement and Power of Attorney Signature Page of the Trust (the "Subscription Agreement"), attached to the Prospectus as Exhibit "C"; and

     (f) A Certificate of Good Standing for the Trust, dated January 14, 1997, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

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Sidley & Austin
January 14, 1997
Page 4

     For purposes of this opinion, we have assumed (i) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including, without limitation, the Agreement by each beneficial owner of the Trust and the Trustee, the Certificate by the Trustee and the Subscription Agreement by each Unitholder (as defined below), (ii) that after the issuance and sale of beneficial interests of the Trust (the "Units") under the Registration Statement and the Agreement, the dollar amount of the Units issued by the Trust will equal or exceed the minimum, and the dollar amount of the Units issued and reserved for issuance by the Trust will not exceed the maximum, dollar amount of the Units which may be issued by the Trust under the Registration Statement and the Agreement, (iii) that the Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of beneficial owners to, and the creation, operation and termination of, the Trust, and that the Agreement and the Certificate are in full force and effect, have not been amended and no amendment of the Agreement or the Certificate is pending or has been proposed, and (iv) except for the due creation and valid existence in good standing of the Trust as a business trust under the Delaware Business Trust Act (12 DEL.C. Section 3801, ET SEQ.) (the "Act"), the due creation, organization or formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation and the capacity of persons and entities who are parties to the documents examined by us. Insofar as the opinions expressed herein relate to the Units and persons and entities to be admitted to the Trust as beneficial owners of the Trust in connection

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Sidley & Austin
January 14, 1997
Page 5

with the Registration Statement (the "Unitholders"), the opinions expressed herein relate solely to the Unitholders and the Units to be issued in connection with the Prospectus. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Act.

     2. Assuming (i) that the Managing Owner has taken all corporate action required to be taken by it to authorize the issuance and sale of Units to the Unitholders and to authorize the admission to the Trust of the Unitholders as beneficial owners of the Trust, (ii) the due authorization, execution and delivery to the Managing Owner of a Subscription Agreement by each Unitholder,
(iii) the due acceptance by the Managing Owner of each Subscription Agreement and the due acceptance by the Managing Owner of the admission of the Unitholders as beneficial

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Sidley & Austin
January 14, 1997
Page 6

owners of the Trust to the Trust, (iv) the payment by each Unitholder to the Trust of the full consideration due from it for the Units subscribed to by it, (v) the due authorization, execution and delivery by all parties thereto, including the Unitholders as beneficial owners of the Trust, of the Agreement, (vi) that the books and records of the Trust set forth all information required by the Agreement and the Act, including all information with respect to all persons and entities to be admitted as Unitholders and their contributions to the Trust, and (vii) that the Units are offered and sold as described in the Registration Statement and the Agreement, the Units to be issued to the Unitholders will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Trust, as to which the Unitholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, subject to the obligation of a Unitholder to make payments provided for in Sections 8(d), 8(e) and 17(c) of the Agreement and to repay any funds wrongfully distributed to it from the Trust.

     We understand that you will rely as to matters of Delaware law upon this opinion in connection with an opinion to be submitted by you to the Trust and filed by it with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Trust of the Registration Statement under the Securities Act of 1933, as amended. In connection with such opinion, we hereby consent to your relying as to matters of Delaware law upon this opinion. This opinion is rendered solely for your benefit in connection with the

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Sidley & Austin
January 14, 1997
Page 7

foregoing. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                         Very truly yours,
                         /s/ RICHARDS, LAYTON & FINGER


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